UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On September 10, 2020, Spero Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), relating to the underwritten public offering of (i) an aggregate of 4,785,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) an aggregate of 3,215,000 shares of newly designated Series D Convertible Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), which is referred to herein as the “Offering”. The price to the public in the Offering was $10.00 per share with respect to the Common Stock and the Series D Preferred Stock. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to 1,200,000 additional shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-228661) previously filed with the U.S. Securities and Exchange Commission (“SEC”) and a related prospectus supplement and accompanying prospectus.

The net proceeds to the Company from the Offering are expected to be approximately $74.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company and assuming the Underwriters’ option to purchase additional shares of Common Stock is not exercised.

The Offering is scheduled to close on or about September 15, 2020, subject to customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. relating to the legality of the issuance and sale of the shares in the Offering is attached hereto as Exhibit 5.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 15, 2020, immediately prior to the closing of the Offering, the Company designated 3,215,000 shares of its authorized and unissued preferred stock as Series D Preferred Stock, pursuant to a Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock (the “Certificate of Designation”) filed with the Delaware Secretary of State on September 14, 2020. The shares of Series D Preferred Stock are convertible on a one-to-one basis into shares of Common Stock (subject to adjustment as provided in the Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting the Series D Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, subject to certain exceptions. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series D Preferred Stock will receive a payment equal to $0.001 per share of Series D Preferred Stock before any proceeds are distributed to the holders of Common Stock and pari passu with any distributions to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Shares of Series D Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the then outstanding Series D Preferred Stock will be required to amend the terms of the Series D Preferred Stock. Shares of Series D Preferred Stock will be entitled to receive any dividends payable to holders of Common Stock, and will rank:

•	senior to all of the Common Stock;

•	senior to any class or series of capital stock of the Company created after the designation of the Series D Preferred Stock specifically ranking by its terms junior to the Series D Preferred Stock;

•

on parity with all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any class or series of capital stock of the Company created after the designation of the Series D Preferred Stock specifically ranking by its terms on parity with the Series D Preferred Stock; and

•	junior to any class or series of capital stock of the Company created after the designation of the Series D Preferred Stock specifically ranking by its terms senior to the Series D Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily and/or the right to receive dividends.

The foregoing description of the Series D Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 11, 2020, the Company issued a press release announcing that it had priced the Offering on the terms described in Item 1.01 above.

Based on the Company’s current plans, the Company believes that its existing cash and cash equivalents, together with the net proceeds from the Offering and committed funding under its existing BARDA contract and other non-dilutive funding commitments, will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the first quarter of 2022, including through the filing of a New Drug Application (“NDA”) for tebipenem HBr and through the NDA approval process.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the completion of the Offering, the anticipated net proceeds from the Offering, the Company’s intended use of proceeds from the Offering and its cash runway and the Company’s development plans for its product candidates, including the anticipated NDA approval of tebipenem HBr, and the timing and costs thereof. These forward-looking statements involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering and the uncertainties inherent in the research and clinical development process. There can be no assurance that the Company will be able to complete the Offering. Additional information on risks facing the Company can be found under the heading “Risk Factors” in the Company’s periodic reports, including its annual report on Form 10-K and quarterly reports on Form 10-Q, and in the preliminary prospectus related to the Offering filed with the SEC, and in the final prospectus related to the Offering filed with the SEC, each available on the SEC’s web site at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 10, 2020, between Spero Therapeutics, Inc. and Cowen and Company, LLC and Evercore Group, L.L.C., as representatives of the several underwriters named therein.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2020	Spero Therapeutics, Inc.

	By:	/s/ Stephen J. DiPalma
Stephen J. DiPalma
Interim Chief Financial Officer